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                       CONSENT OF INDEPENDENT ACCOUNTANTS


 We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 of our report dated February 13, 1995, except as to
Note 2, which is as of February 28, 1995, relating to the financial statements of State Mutual Life Assurance Company of America and our report dated February 13, 1995, relating to the financial statements of the Allmerica Select Separate Account of State Mutual Life Assurance Company of America, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Price Waterhouse LLP
Boston, Massachusetts

October 16, 1995